For Immediate Release

8x8, Inc. Reports First Quarter Fiscal 2019 Financial Results

— Service revenue increased 20% year-over-year to $78 million

— Adjusting for constant currency and excluding DXI revenue, service revenue increased 21% year-over-year, compared to a 20% year-over-year increase in the previous quarter

SAN JOSE, CA. - July 26, 2018 -- 8x8, Inc. (NYSE:EGHT), a leading provider of cloud phone, meeting, collaboration, and contact center solutions, today reported financial results for the first quarter of fiscal 2019 ended June 30, 2018.

First Quarter Fiscal 2019 Financial Results:
  Service revenue increased 20% year-over-year to $78.1 million. Adjusting for constant currency and excluding DXI revenue, service revenue increased 21% year-over-year, compared to a 20% year-over-year increase in the previous quarter.
  Total revenue increased 20% year-over-year to $83.2 million. Adjusting for constant currency and excluding DXI revenue, total revenue increased 21% year-over-year, compared to a 19% year-over-year increase in the previous quarter.
  GAAP net loss was $15 million or ($0.16) per diluted share.
  Non-GAAP net loss was $3.5 million or ($0.04) per diluted share.

"Accelerating bookings growth from our mid-market and enterprise customers, increasing sales velocity from our channel partners, and strong customer demand for integrated solutions enabled 8x8 to deliver solid first quarter results that exceeded both top and bottom line expectations," said Vik Verma, Chief Executive Officer at 8x8, Inc. "These results are a great indicator of how well-positioned 8x8 is to disrupt the $40 billion enterprise communications market with the new X Series, the industry's first cloud solution to integrate voice, conferencing, collaboration and contact center on a single platform. Now available, X Series simplifies overly complex communications and contact center systems into a unified cloud system of intelligence. X Series provides enterprises with one set of data, one workflow engine, and one analytics engine inside an integrated solution for voice, meeting, team collaboration and contact center. Customers such as Applebee's and large public sector clients like Brent and Lewisham Councils in the U.K. have purchased X Series to transform their employee and customer engagement."

Additional Business Metrics and Highlights:
  Margins: GAAP gross margin was 74%, compared with 76% in the same period last year. Non-GAAP gross margin was 76%, compared with 78% in the same period last year. GAAP service margin was 81%, compared with 82% in the same period last year. Non-GAAP service margin was 83%, compared with 84% in the same period last year.
  Cash generated from operating activities was $0.8 million. Cash, restricted cash and investments were $153 million at June 30, 2018.

  Service revenue from mid-market and enterprise customers billing greater than $1,000 in monthly recurring revenue (MRR) increased 28% over the prior year and represents 61% of total service revenue compared with 57% in the year ago quarter.
  Adjusting for constant currency and excluding DXI revenue, service revenue from mid-market and enterprise customers billing greater than $1,000 in monthly recurring revenue (MRR) increased 30% year-over-year and represents 60% of total service revenue.
  Adjusting for constant currency and excluding DXI revenue, service revenue from mid-market and enterprise customers billing greater than $10,000 in monthly recurring revenue (MRR) increased approximately 58% year-over-year and represents 27% of total monthly recurring revenue.
  New monthly recurring revenue (MRR) booked from mid-market and enterprise customers increased 25% year-over-year and comprised 57% of total bookings.
  Average monthly service revenue by business customer (ARPU): ARPU per mid-market and enterprise customers was $4,953, compared with $4,592 in the same period last year, an 8% year-over-year increase. ARPU per business customer grew to $480, compared with $432 in the same period last year, an 11% increase year-over-year.
  8x8 has been awarded a total of 163 patents through June 30, 2018.
  Announced general availability of 8x8 X Series - the industry's first cloud solution to integrate voice, conferencing, collaboration and contact center on a single platform - in the U.S. and U.K.
  8x8 was awarded the "Most Revenue Potential in 2018" and "Easiest to do Business With" at channel partner AVANT Communications Special Forces Summit Awards.

Financial Outlook:

On April 1, 2018, 8x8 adopted Accounting Standards Codification (ASC) 606 using the modified retrospective transition method. The guidance below includes the expected impact of the adoption of this new revenue standard, which replaced ASC 605.

Full Year Fiscal 2019 Financial Outlook under ASC 606:

  Service revenue in the range of $333 million to $338 million, representing approximately 19% to 21% year-over-year increase.
  Excluding DXI revenue, service revenue growth in the range of 21% to 22%.
  Total revenue in the range of $347 million to $352 million, representing approximately 17% to 19% year-over-year increase.
  Non-GAAP pre-tax loss in the range of $13 million to $17 million.

Second Fiscal Quarter 2019 Financial Outlook under ASC 606:

  Service revenue in the range of $80 million to $81 million, representing approximately 18% to 19% year-over-year increase.
  Excluding DXI revenue, service revenue growth in the range of 20% to 21%.
  Non-GAAP pre-tax loss in the range of $4 million to $5 million.

We do not reconcile our forward-looking estimates of non-GAAP net income to the corresponding GAAP measures of GAAP net income (loss) due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses we exclude. For example, although future hiring and retention needs may be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Similarly, impairments and other non-recurring items are difficult to predict as they may depend on future events and external factors outside the Company's control. The actual amounts of these excluded items could have a significant impact on the Company's GAAP net income (loss). Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort.

We also announced today that 8x8 had granted awards of restricted stock units representing the right to acquire up to 229,629 shares of the Company's common stock and stock options exercisable for up to 44,656 shares of common stock, to a total of 72 new employees. Of these awards, a small portion of the RSUs (representing the right to acquire 9,130 shares of common stock) vest in full approximately one year after the date of grant. The remaining awards have vesting schedules and other terms and conditions substantially the same as those previously disclosed for RSU and option awards granted to non-executive employees. The awards were approved by a majority of the Company's independent directors, as material inducements to the hiring of new employees, in accordance with New York Stock Exchange Rule 303A.08 and the Company's 2017 New Employee Inducement Incentive Plan.

Conference Call Information:

Management will host a conference call to discuss earnings results on July 26, 2018 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). The call is accessible via the following numbers and webcast links:

Dial In:	(866) 393-4306 Domestic or (734) 385-2616 International; Conference ID #2393019
Replay:	(855) 859-2056 Domestic or (404) 537-3406 International; Conference ID #2393019
Webcast:	http://investors.8x8.com

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available until August 16, 2018. The webcast will be archived on 8x8's website for a period of 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NYSE:EGHT) is a leading provider of cloud phone, meeting, collaboration and contact center solutions with over a million business users worldwide. 8x8 helps enterprises engage at the speed of employee and customer expectations by putting the collective intelligence of the organization in the hands of every employee. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter, and Facebook.

Non-GAAP Measures:

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing the Company's financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

The Company has defined non-GAAP net income (loss) as net income (loss) under GAAP, plus amortization of acquired intangible assets, impairment charges, stock-based compensation, other income and expenses, and the provision for or benefit from income taxes. Amortization of acquired intangible assets are excluded because it is a non-cash expense that management does not consider part of ongoing operations when assessing the Company's financial performance. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. Certain other income and expense items, such as acquisition-related or severance expenses, have been excluded because management considers them one-time events or otherwise not indicative of trends in the Company's ongoing operations. For the first fiscal quarter of fiscal year 2019, the Company has also excluded non-cash rent expense related to its new headquarter building because the building remains in the built-out phase.

GAAP tax provision (benefit) for income taxes has been excluded as management does not consider taxes in its analysis of the performance of ongoing operations. Due to the Company's history of tax losses and full valuation allowance against deferred tax assets, future GAAP and Non-GAAP effective tax rates are limited to current taxes in certain US state and foreign jurisdictions. The Company reports these current taxes as reduction from Non-GAAP pretax net income to derive Non-GAAP net income after taxes.

The Company defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average basic or diluted shares outstanding which includes the effect of potentially dilutive stock options and awards. The Company defines non-GAAP net income percentage of revenue as non-GAAP net income (loss) divided by revenue. Management believes that such exclusions facilitate comparisons to the Company's historical operating results and to the results of other companies in the same industry, and provides investors with information that management uses in evaluating the Company's performance on a quarterly and annual basis.

Although these non-GAAP financial measures adjust expenses, they should not be viewed as a pro forma presentation reflecting the elimination of the underlying share-based compensation programs, which are an important element of the Company's compensation structure. GAAP requires that all forms of share-based payments should be valued and included in the results of operations.

In addition, this release includes financial measures that have been adjusted as follows:

  This release includes revenue figures adjusted to exclude revenue generated by DXI. As first reported in the third quarter of our 2018 fiscal year, we have de- emphasized the sale of DXI's ContactNow as a stand-alone product, and management therefore believes it is useful to exclude this revenue from period-to-period comparisons to better depict the relative performance of our core business.

  This release includes revenue figures adjusted for comparison on a constant currency basis, when management concluded that the elimination of the impact of currency fluctuations between the periods being compared would assist with the evaluation of the underlying business performance.

We disclose these non-GAAP financial measures to the public as an additional means by which investors can assess our performance. These non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors.

These factors include, but are not limited to:

  Customer acceptance and demand for our cloud communication and collaboration services, changes in the competitive dynamics of the markets in which we compete, the quality and reliability of our services,
  customer cancellations and rate of churn,
  our ability to scale our business,
  customer acquisition costs,
  our reliance on infrastructure of third-party network services providers, risk of failure in our physical infrastructure,
  risk of failure of our software,
  our ability to maintain the compatibility of our software with third-party applications and mobile platforms, continued compliance with industry standards and regulatory requirements in the United States and foreign countries in which we make our software solutions available, and the costs of such compliance, risks relating to our strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of our acquisitions, the amount and timing of costs associated with recruiting, training and integrating new employees,

  timing and extent of improvements in operating results from increased spending in marketing, sales, and research and development, introduction and adoption of our cloud software solutions in markets outside of the United States, risk of cybersecurity breaches and other unauthorized disclosures of personal data, general economic conditions that could adversely affect our business and operating results, implementation and effects of new accounting standards and policies in our reported financial results, and potential future intellectual property infringement claims and other litigation that could adversely affect our business and operating results.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

8x8, Inc.

Investor Relations:
Victoria Hyde-Dunn
1-669-333-5200

victoria.hyde-dunn@8x8.com

or

Media:
Priya Ramesh
1-669-235-3578
priya.ramesh@@8x8.com

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,
	2018	2017
Service revenue	$78,121	$65,091
Product revenue	5,104	4,007
Total revenue	83,225	69,098

Operating expenses:
Cost of service revenue	15,079	11,662
Cost of product revenue	6,281	4,884
Research and development	13,110	7,943
Sales and marketing	53,305	41,110
General and administrative	11,433	8,956
Total operating expenses	99,208	74,555
Loss from operations	(15,983)	(5,457)
Other income, net	719	2,052
Loss before provision (benefit) for income taxes	(15,264)	(3,405)
Provision (benefit) for income taxes	91	(1,236)
Net loss	$(15,355)	$(2,169)

Net loss per share:
Basic	$(0.16)	$(0.02)
Diluted	$(0.16)	$(0.02)

Weighted average number of shares:
Basic	93,064	91,643
Diluted	93,064	91,643

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	March 31,
	2018	2018
ASSETS
Current assets
Cash and cash equivalents	$34,557	$31,703
Short-term investments	109,903	120,559
Accounts receivable, net	17,725	16,296
Deferred sales commission costs	12,706	-
Other current assets	11,131	10,040
Total current assets	186,022	178,598
Property and equipment, net	38,100	35,732
Intangible assets, net	13,610	11,958
Goodwill	39,651	40,054
Restricted cash	8,100	8,100
Deferred sales commission costs, noncurrent	27,041	-
Other assets	3,027	2,767
Total assets	$315,551	$277,209

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$26,900	$23,899
Accrued compensation	16,366	17,412
Accrued taxes	7,930	6,367
Deferred revenue	2,838	2,559
Other accrued liabilities	6,688	6,026
Total current liabilities	60,722	56,263

Other liabilities	2,987	2,172
Total liabilities	63,709	58,435

Total stockholders' equity	251,842	218,774
Total liabilities and stockholders' equity	$315,551	$277,209

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(15,355)	$(2,169)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,061	1,897
Amortization of intangible assets	1,432	1,522
Amortization of capitalized software	1,685	308
Non-cash lease expenses	1,200	-
Stock-based compensation expense	8,911	6,351
Deferred income tax benefit	-	(1,492)
Gain on escrow settlement	-	(1,393)
Other	372	101
Changes in assets and liabilities:
Accounts receivable, net	(1,497)	(147)
Deferred sales commission costs	(1,799)	-
Other current and noncurrent assets	(419)	(1,623)
Accounts payable and accruals	3,905	2,889
Deferred revenue	293	(61)
Net cash provided by operating activities	789	6,183

Cash flows from investing activities:
Purchases of property and equipment	(1,223)	(2,293)
Purchase of business	(2,625)	-
Proceeds from escrow settlement	-	1,393
Cost of capitalized software	(5,112)	(2,122)
Proceeds from maturity of investments	18,400	25,450
Sales of investments	11,914	5,252
Purchase of investments	(19,534)	(21,327)
Net cash provided by investing activities	1,820	6,353

Cash flows from financing activities:
Capital lease payments	(277)	(351)
Repurchase and tax-related withholding of common stock	(229)	(1,054)
Proceeds from issuance of common stock under employee stock plans	1,007	720
Net cash provided by (used in) financing activities	501	(685)

Effect of exchange rate changes on cash	(256)	294
Net increase in cash and cash equivalents	2,854	12,145

Cash, cash equivalents and restricted cash, beginning of period	39,803	41,030
Cash, cash equivalents and restricted cash, end of period	$42,657	$53,175

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Three Months Ended
Reconciliation of GAAP to Non-GAAP Expenses:	June 30, 2018		June 30, 2017
GAAP cost of service revenue	$15,079		$11,662
Amortization of acquired intangible assets	(1,110)		(797)
Stock-based compensation expense	(458)		(391)
Non-GAAP cost of service revenue	$13,511		$10,474
Non-GAAP service margin (as a percentage of service revenue)	$64,610	82.7%	$54,617	83.9%

GAAP and Non-GAAP cost of product revenue	$6,281		$4,884
Non-GAAP product margin (as a percentage of product revenue)	$(1,177)	-23.1%	$(877)	-21.9%

Non-GAAP gross margin (as a percentage of revenue)	$63,433	76.2%	$53,740	77.8%

GAAP research and development	$13,110		$7,943
Stock-based compensation expense	(2,194)		(1,337)
Non-GAAP research and development (as a percentage of revenue)	$10,916	13.1%	$6,606	9.6%

GAAP sales and marketing	$53,305		$41,110
Amortization of acquired intangible assets	(322)		(725)
Stock-based compensation expense	(3,845)		(2,647)
Non-GAAP sales and marketing (as a percentage of revenue)	$49,138	59.0%	$37,738	54.6%

GAAP general and administrative	$11,433		$8,956
Stock-based compensation expense	(2,414)		(1,976)
Non-recurring items	(1,501)		(260)
Non-GAAP general and administrative (as a percentage of revenue)	$7,518	9.0%	$6,720	9.7%

Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss):
GAAP net loss	$(15,355)		$(2,169)
Amortization of acquired intangible assets	1,432		1,522
Stock-based compensation expense	8,911		6,351
Non-recurring items in operating expenses	1,501		-
Non-recurring items in other income (expenses), net	-		(1,133)
Provision (benefit) for income taxes	91		(1,236)
Non-GAAP net income (loss) before taxes (as a percentage of revenue)	$(3,420)	-4.1%	$3,335	4.8%
Non-GAAP tax expense (1)(2)	91		100
Non-GAAP net income (loss) after taxes (as a percentage of revenue)	$(3,511)	-4.2%	$3,235	4.7%

(1) The non-GAAP tax provision in fiscal year 2019 does not have a deferred income tax impact due to the full valuation allowance applied against deferred tax assets. The non-GAAP effective tax rate of -3% for the three months ended June 30, 2018, is based on current taxes for certain states and foreign jurisdictions, and excludes the impact of the valuation allowance. For the three months ended June 30, 2017, the total non-GAAP effective tax rate was 2.9%.
(2) The amount for the three months ended June 30, 2017 has been adjusted to conform with current period presentation.

Shares used in computing non-GAAP net income (loss) per share:
Basic	93,064		91,643
Diluted	93,064		94,786

GAAP net loss per share - Diluted	$(0.16)		$(0.02)
Non-GAAP net income (loss) before taxes per share - Diluted	$(0.04)		$0.03
Non-GAAP net income (loss) after taxes per share - Diluted	$(0.04)		$0.03

8x8, Inc.
RECONCILIATION OF ASC 605 TO ASC 606 STATEMENTS OF OPERATIONS
AND NON-GAAP NET INCOME (LOSS)
(In thousands, unaudited)

	Three Months Ended
	June 30, 2018
	ASC 605	Adjustments	ASC 606
Service revenue	$78,242	$(121)	$78,121
Product revenue	5,011	93	5,104
Total revenue	$83,253	$(28)	$83,225
Operating expenses:
Sales and marketing	$55,104	$(1,799)	$53,305
Loss from operations	$(17,754)	$1,771	$(15,983)
Net loss	$(17,126)	$1,771	$(15,355)

Net loss per share:
Basic and diluted	$(0.18)	$0.02	$(0.16)

Non-GAAP net loss before taxes	$(5,191)	$1,771	$(3,420)
Non-GAAP net loss after taxes	$(5,282)	$1,771	$(3,511)

Non-GAAP net loss per share:
Basic and diluted	$(0.06)	$0.02	$(0.04)